UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-00595
Washington, D.C. 20549	Expires: February 28, 2006
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule §240.14a-12

INNOVEX, INC.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

JANUARY 18, 2005

Notice is hereby given that the Annual Meeting of Shareholders of Innovex, Inc. will be held at the Company’s headquarters located at 5540 Pioneer Creek Drive, Maple Plain, Minnesota 55359 on Tuesday, January 18, 2005 at 3:30 p.m., Central Time, for the following purposes:

1.	To elect five directors to hold office until the next Annual Meeting of Shareholders or until their respective successors are elected.

2.	To approve the selection of the Company’s independent auditors for the current fiscal year.

3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

For your convenience, the Company is also offering a Webcast of the meeting. If you choose to view the Webcast, go to www.innovexinc.com/investor.shtml shortly before the meeting time and follow the instructions provided. If you miss the meeting, you can view a replay of the Webcast on that site until April 30, 2005.

The Board of Directors has fixed the close of business on December 1, 2004 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors,

Thomas W. Haley,
Chairman of the Board

Maple Plain, Minnesota
December 14, 2004

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE. THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY.

INNOVEX, INC.

PROXY STATEMENT

This Proxy Statement is furnished to the shareholders of Innovex, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on January 18, 2005. The Company’s corporate offices are located at 5540 Pioneer Creek Drive, Maple Plain, Minnesota 55359, and its telephone number is (763) 479-5300. The mailing of this Proxy Statement to shareholders of the Company commenced on or about December 14, 2004.

For your convenience, the Company is also offering a Webcast of the meeting. If you choose to view the Webcast, go to www.innovexinc.com/investor.shtml shortly before the meeting time and follow the instructions provided. If you miss the meeting, you can view a replay of the Webcast on that site until April 30, 2005.

Voting

The Company has outstanding only one class of stock, $.04 par value common stock, of which 19,140,309 shares were issued and outstanding and entitled to vote at the close of business of December 1, 2004. Each share of common stock is entitled to one vote. Only shareholders of record at the close of business on December 1, 2004 will be entitled to vote at the meeting.

Quorum and Vote Requirements

Under Minnesota law, a quorum, consisting of a majority of the shares of common stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting of Shareholders will determine whether or not a quorum is present.

Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that matter, but they are counted as present for the purposes of determining the existence of a quorum at the Annual Meeting of Shareholders. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote. If you abstain from voting on any of the proposals, it has the same effect as a vote against that proposal.

A director nominee will be elected if approved by the affirmative vote of the holders of a plurality of the voting power of the shares present, in person or by proxy, and entitled to vote for the election of directors. You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. If you withhold authority to vote for the election of one of the directors, it has the same effect as a vote against that director.

Each other item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a greater of: (a) a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business or (b) a majority of the voting power of the minimum number of shares that would constitute a quorum. You may vote “FOR,” “AGAINST” or “ABSTAIN” on any other proposal.

Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible (or follow instructions to grant a proxy to vote by means of telephone) in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares. Additionally, in order to vote at the meeting, you must obtain from the record holder a proxy issued in your name. You will not be able to vote your shares via the Webcast. If you plan to view the Webcast, please submit your vote using the enclosed proxy.

Revoking A Proxy

Any proxy may be revoked at any time before it is voted by written notice to the Secretary, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting. If not so revoked, the shares represented by such proxy will be voted.

Solicitation

The cost of this solicitation will be borne by the Company. In addition to the solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company’s common stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table includes information as of December 1, 2004 concerning the beneficial ownership of common stock of the Company by (i) all persons who are known to the Company to beneficially hold more than five percent of the common stock of the Company; (ii) each of the directors and director nominees of the Company; (iii) each executive officer named in the Summary Compensation Table set forth below (the “Named Executive Officers”); and (iv) all directors and officers of the Company as a group. Unless otherwise indicated, all shares represent sole voting and investment power. Unless otherwise indicated, the business address of each person is 5540 Pioneer Creek Drive, Maple Plain, Minnesota 55359.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Waddell & Reed, Inc. (2) 6300 Lamar Avenue Overland Park, KS 66202	1,116,800	5.8%
Thomas W. Haley (3) 2421 Crowne Hill Road Minnetonka, MN 55305	26,220	4.3%
William P. Murnane (3)(4)	290,147	1.5%
Philip D. Ankeny (3)	20,000	*
Robert C. Buhrmaster (3)	0	*
Raj K. Nooyi (3)	40,000	*
Terry M. Dauenhauer (4)	50,000	*
Keith Foerster (4)	61,900	*
Thomas Paulson (4)	92,759	*
Kelly S. Schuller (4)	53,552	*
All Directors and Officers as a Group (14 persons)	1,638,963	8.3%

*	Less than 1%

(1)	Includes the following number of shares which may be purchased pursuant to the exercise of stock options within sixty days of December 1, 2004: Mr. Haley, 55,000 shares; Mr. Murnane, 262,672 shares; Mr. Ankeny, 20,000 shares; Mr. Buhrmaster, no shares; Mr. Nooyi, 40,000 shares; Mr. Dauenhauer, 10,000 shares; Mr. Foerster 54,900 shares; Mr. Paulson, 67,000 shares; Mr. Schuller, 46,500 shares and all directors and officers as a group, 698,212 shares.
(2)	This disclosure is based upon a Schedule 13G filed by the shareholder on January 30, 2004. The shareholder reports that the securities are beneficially owned by one or more open-end investment companies or other managed accounts which are advised or sub-advised by Waddell & Reed Ivy Investment Company (“WRIICO”), an investment advisory subsidiary of Waddell & Reed Financial, Inc. (“WDR”) or Waddell & Reed Investment Management Company (“WRIMCO”), an investment advisory subsidiary of Waddell & Reed, Inc. (“WRI”). WRI is a broker-dealer and underwriting subsidiary of Waddell & Reed Financial Services, Inc., a parent holding company (“WRFSI”). In turn, WRFSI is a subsidiary of WDR, a publicly traded company. The investment advisory contracts grant WRIICO and WRIMCO all investment and/or voting power over securities owned by such advisory clients. The investment sub-advisory contracts grant WRIICO and WRIMCO investment power over securities owned by such sub-advisory clients and, in most cases, voting power. Any investment restriction of a sub-advisory contract does not restrict investment discretion or power in a material manner.
(3)	Serves as a director of the Company and has been nominated for re-election.
(4)	Named Executive Officer.

ELECTION OF DIRECTORS
(Proposal 1)

Under the Company’s Amended and Restated Bylaws, the Board of Directors must consist of not less than 3 or more than 9 directors, as may be designated by resolution of the Board of Directors from time to time. The Board of Directors has set the number of Directors at five. The Governance Committee has nominated, and the Board of Directors has ratified the nomination of, the five persons named below. All of the nominees are currently directors of the Company.

It is anticipated that the proxies will be voted for the nominees named below, and the Board of Directors has no reason to believe any nominee will not continue to be a candidate or will not be able to serve as a director if elected. In the event that any nominee named below is unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

Name and Age	Principal Occupation and Other Directorships	Director Since
Thomas W. Haley (68)	Chairman. Mr. Haley founded the Company and served as President from 1972 to 1988 and Chief Executive Officer from 1988 through 1999. He has been a director and Chairman since the Company’s inception in 1972.	1972
Philip D. Ankeny (41)
Philip D. Ankeny joined SurModics as its Vice President and Chief Financial Officer in April 2003 with the additional responsibilities of Vice President, Business Development added in April 2004. Prior to joining SurModics, he served as Chief Financial Officer for Cognicity, Inc. from 1999 to 2002. Prior to that, Mr. Ankeny served as a Partner at Sherpa Partners, LLC, a venture capital and venture development firm, from 1998 to 1999. He also spent five years in investment banking at Robertson Stephens and Morgan Stanley. In addition, his operating experience includes over five years with IBM and Shiva in sales, marketing, and business development roles. Mr. Ankeny received an A.B. degree in Economics and Engineering from Dartmouth College in 1985 and an M.B.A. from Harvard Business School in 1989.
		2004
Robert C. Buhrmaster (57)
Since July 2004, Mr. Buhrmaster has been a private investor. Mr. Buhrmaster served as the Chairman of Jostens, Inc. from February 1998 until he retired in July 2004. He also served as the Chief Executive Officer of Jostens from May 1994 through July 2004 and President from May 1994 to January 2003. Prior to joining Jostens, Mr. Buhrmaster spent 18 years at Corning, Inc., serving in various roles, including senior vice president and general manager of several businesses, corporate controller and director of strategic planning. Mr. Buhrmaster holds a B.S. in mechanical engineering from Rensselaer Polytechnic Institute and an M.B.A. from Amos Tuck School of Business, Dartmouth College. Mr. Buhrmaster is also a director of The Toro Company.
		2004

Name and Age	Principal Occupation and Other Directorships	Director Since
William P. Murnane (42)
Mr. Murnane was promoted to President and Chief Operating Officer in July 1998 and to Chief Executive Officer in January 2000. Mr. Murnane joined the Company in July 1995 as Vice President for Corporate Development and was Vice President and General Manager of the Company’s flexible circuit division from 1996 to 1998. From June 1993 to June 1995, Mr. Murnane was Chief Operating Officer of Boutwell, Owens & Co., a private manufacturer of packaging, in Fitchburg, Massachusetts. From June 1992 to June 1993, Mr. Murnane was Director of Operations for Uniform Printing & Supply, Inc. in Acton, Massachusetts. Prior to that, he held various operating and corporate planning positions during a ten-year career at United Parcel Service. Mr. Murnane earned an M.B.A. from the Harvard Business School and holds a B.S. in Engineering from New Jersey Institute of Technology and an MS in Operations Research from the University of Maryland. Mr. Murnane is also a director of Transport Corporation of America.
1999
Raj K. Nooyi (49)
Mr. Nooyi has been the President at AmSoft Systems, a global software development company since 2002. From 1991 through 2001 he was a director at Pittiglio Rabin Todd & McGrath, a management consulting firm. He was a manager at Hewlett-Packard Company from 1983 to 1990 and employed by Eaton Corporation from 1978 to 1983 in its manufacturing operations. Mr. Nooyi earned an M.B.A. from University of Chicago and holds an MS in Industrial Engineering from the University of Texas and a B.E. in Electronics and Communications Engineering from the University of Mysore. Mr. Nooyi is also a certified CIRM by the American Production and Inventory Control Society.
2002

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF EACH OF THE NOMINEES

GOVERNANCE MATTERS

Board Attendance at Meetings

The Board of Directors met six times during fiscal year 2004. Each director attended more than 75% of the meetings of the Board of Directors and any committee on which he served. The Company does not have a formal policy on attendance at meetings of the Company’s shareholders. However, the Company encourages all Board members to attend all meetings, including the Annual Meeting of Shareholders. Two directors attended the 2004 Annual Meeting of Shareholders in person and three directors attended the meeting via teleconference.

Board Independence

The Board undertook a review of Director independence in October 2004. As part of that process, the Board reviewed all transactions and relationships between each director (or any member of his or her immediate family) and the Company, the Company’s executive officers and the Company’s auditors, and other matters bearing on the independence of directors. As a result of this review, the Board affirmatively determined that Mr. Nooyi and Mr. Ankeny are independent according to the “independence” definition of the Nasdaq Marketplace Rules. In connection with the appointment of Mr. Buhrmaster to the Board, the Board also determined that he was independent under the Nasdaq Marketplace Rules definition.

Description of Committees of the Board of Directors

The Company’s Board of Directors has established an Audit Committee, a Compensation Committee and a Governance Committee. The composition and function of these committees are set forth below.

Audit Committee.  The Audit Committee assists the Board by reviewing the integrity of the Company’s financial accounting and reporting, the system of internal controls established by management, and the adequacy of auditing relative to these activities. The Audit Committee has the ultimate authority for engaging the Company’s independent auditors, pre-approving all fees and audit and non-audit services to be provided by the auditors, overseeing the auditors, reviewing and evaluating significant matters relating to the audit and internal controls of the Company; and reviewing the scope and results of audits by, and recommendations of, the Company’s independent auditors. In addition, the Audit Committee reviews the audited financial statements of the Company and considers major changes and questions of choice regarding appropriate auditing and accounting principles and practices to be followed in the preparation of the Company’s financial statements.

The Audit Committee operates under a written Charter last amended by the Board of Directors on October 15, 2004. A copy of the current Charter of the Audit Committee is attached to this proxy and is also available on the “Investor Relations” section of the Company’s website, www.innovexinc.com. The Company’s Audit Committee presently consists of Messrs. Ankeny (Chair), Buhrmaster and Nooyi. Mr. Buhrmaster became a member of the Audit Committee when he joined the Board of Directors on December 8, 2004. During fiscal year 2004, the Audit Committee met five times.

The Board of Directors has determined that each member of the Audit Committee is an “independent” director as that term is defined by Nasdaq listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. The Company’s Board of Directors has reviewed the education, experience and other qualifications of each of the members of its Audit Committee. After review, the Board of Directors has determined that Mr. Ankeny meets the Securities and Exchange Commission definition of an “audit committee financial expert.” A report of the Audit Committee is set forth below.

Compensation Committee.  The Compensation Committee operates under a written Charter, available on the “Investor Relations” section of the Company’s website, www.innovexinc.com, and reviews and approves the compensation and terms of employment of the Company’s Chief Executive Officer and senior management of the Company. Among its other duties, the Compensation Committee oversees all significant aspects of the Company’s compensation plans and benefit programs. The Compensation Committee annually reviews and approves corporate goals and objectives for the Chief Executive Officer and other executive officers and evaluates their performance in light of these goals and objectives. The current members of the Compensation Committee are Messrs. Nooyi

(Chair) and Ankeny. During fiscal year 2004, the Compensation Committee met seven times. A report of the Compensation Committee is set forth below.

The Charter of the Compensation Committee requires that the Committee consist of no fewer than two members, each of whom must be “independent” according to the rules of the Nasdaq Stock Market and the SEC, and each of whom must be an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. Each member of the Company’s Compensation Committee meets these requirements.

Governance Committee.  The Governance Committee operates under a written Charter and is responsible for (i) identifying, evaluating and approving individuals qualified to serve as members of the Board, (ii) administering the Company’s governance guidelines, (iii) reviewing the overall corporate governance of the Company and making improvements, when necessary; and (iv) overseeing the evaluation of the Board and management. The current members of the Governance Committee are Messrs. Nooyi (Chair) and Ankeny. During fiscal year 2004, the Governance Committee met one time.

The Charter of the Governance Committee requires that the Committee consist of no fewer than two members who satisfy the “independence” requirements of the Nasdaq Stock Market. Each member of the Company’s Governance Committee meets these requirements. A copy of the current Governance Committee Charter is available on the “Investor Relations” section of the Company’s website, www.innovexinc.com.

Director Nominations

The Governance Committee will consider candidates for Board membership suggested by its members, other Board members, as well as management and shareholders. Shareholders who wish to recommend a prospective nominee should follow the procedures set forth below in the section entitled “Shareholder Proposals for Nominees”.

Criteria for Nomination to the Board.  The Governance Committee is responsible for identifying, evaluating and approving qualified candidates for nomination as directors. The Committee has not adopted minimum qualifications that nominees must meet in order for the Committee to recommend them to the Board of Directors, as the Committee believes that each nominee should be evaluated based on his or her merits as an individual, taking into account the needs of the Company and the Board of Directors. The Governance Committee evaluates each prospective nominee against the standards and qualifications set out in the Company’s Governance Guidelines, including:

•	Background, including high personal and professional ethics, integrity and values, and the ability to exercise good business judgment and enhance the Board’s ability to contribute to the Company’s overall corporate goals of technology leadership, effective execution, high customer satisfaction, superior employee working environment and creation and preservation of shareholder value.

•	Commitment, including the willingness to devote adequate time to the work of the Board and its committees, and the ability to represent the interests of all shareholders and not a particular interest group.

•	Board skills needed, in the context of the existing makeup of the Board, and the candidate’s qualification as independent and qualification to serve on Board committees.

•	Diversity, in terms of knowledge, experience, skills, expertise, and other demographics that contribute to the Board’s diversity.

•	Business experience and educational background.

The Committee also considers such other relevant factors as it deems appropriate. The Governance Committee will consider persons recommended by the shareholders in the same manner as other nominees.

Process for Identifying and Evaluating Nominees.  The process for identifying and evaluating nominees to the Board of Directors is initiated by identifying a slate of candidates who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the Board and, if the Governance Committee deems appropriate, a third-party search firm. These candidates are evaluated by the Governance Committee by reviewing the candidates’ biographical information and qualifications and checking the candidates’ references. One or more Committee members will interview the prospective nominees in person or by telephone. After completing the evaluation, the Committee makes a recommendation to the full Board of the nominees to be presented for the approval of the shareholders or for election to fill a vacancy.

Board Nominees for the 2005 Annual Meeting.  The nominees for this 2005 Annual Meeting were selected by the Governance Committee. All nominees were elected by shareholders at the Company’s 2004 Annual Meeting, except Mr. Ankeny and Mr. Buhrmaster. Mr. Ankeny was recommended to the Governance Committee as a nominee by Mr. Murnane and Mr. Buhrmaster was recommended to the Governance Committee as a nominee by Mr. Haley. The Company has not engaged a third-party search firm to assist it in identifying potential director candidates, but the Governance Committee may choose to do so in the future.

Shareholder Proposals for Nominees.  The Governance Committee will consider written proposals from shareholders for nominees for director. Any such nominations should be submitted to the Governance Committee c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the name and record address of the shareholder and of the beneficial owner, if any, on whose behalf the nomination will be made, and (c) the class and number of shares of the corporation owned by the shareholder and beneficially owned by the beneficial owner, if any, on whose behalf the nomination will be made. As to each person the shareholder proposes to nominate, the written notice must also state: (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person and (c) the class and number of shares of the Company’s capital stock beneficially owned by the person. To be considered, the written notice must be submitted in the time frame described under the caption “Shareholder Proposals for 2006 Annual Meeting” below.

Communications with Directors

Shareholders may communicate with the Board as a group, the chair of any committee of the Board of Directors or any individual director by sending an e-mail to chair.director@innovexinc.com or by directing the communication in care of the Corporate Secretary, at the address set forth on the front page of this Proxy Statement. All communications will be received and processed by the Corporate Secretary. You will receive a written acknowledgement from the Corporate Secretary upon receipt of your communication.

CODE OF ETHICS

The Company has adopted a Code of Ethics and Business Conduct that applies to all directors, officers and employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics and Business Conduct may be found on the “Investor Relations” section of the Company’s website, www.innovexinc.com.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

The following table shows, for the fiscal years ending September 30, 2004, 2003 and 2002, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to William P. Murnane, the Company’s Chief Executive Officer, and each of the four other most highly compensated executive officers of the Company in office at the end of fiscal year 2004 (together with Mr. Murnane, the “Named Executive Officers”), whose total cash compensation exceeded $100,000 during fiscal year 2004 in all capacities in which they served:

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus	Securities Underlying Options	All Other Compensation(1)
William P. Murnane	2004	$300,000	—	50,000	$7,031
President and Chief	2003	236,995	—	50,000	5,469
Executive Officer	2002	229,998	—	50,000	5,100

Thomas Paulson	2004	217,200	$10,000	25,000	6,491
Senior Vice President and	2003	205,192	—	35,000	5,663
Chief Financial Officer	2002	190,000	—	30,000	5,576

Terry M. Dauenhauer (2)	2004	161,921	—	50,000	946
Senior Vice President and	2003	—	—	—	—
Chief Operating Officer	2002	—	—	—	—

Keith Foerster	2004	156,350	—	12,500	4,852
Vice President,	2003	131,929	—	30,000	3,958
U.S. Operations	2002	119,995	—	15,000	3,600

Kelly S. Schuller	2004	190,200	14,000	25,000	5,652
Vice President and General	2003	178,193	—	35,000	5,346
Manager	2002	165,006	—	20,000	3,046

(1)	These amounts represent Company matching contributions to the Company’s 401(k) plan on behalf of such employees.

(2)	Mr. Dauenhauer joined the Company on November 20, 2003 and therefore, compensation for fiscal year 2004 represents a partial year.

Stock Options

The following table contains information concerning the grant of stock options under the Company’s stock option plans to the Named Executive Officers during fiscal year 2004:

OPTION GRANTS IN FISCAL YEAR 2004

	Individual Grants
						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name	Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Market Price on Date of Grant	Expiration Date	5%	10%
William P. Murnane	50,000	8.8%	$9.80	$9.80	1/21/2014	$308,001	$780,535
Thomas Paulson	25,000	4.4	9.80	9.80	1/21/2014	154,000	390,267
Terry M. Dauenhauer	50,000	8.8	8.90	8.90	11/20/2013	279,858	709,215
Keith Foerster	12,500	2.2	9.80	9.80	1/21/2014	77,000	195,134
Kelly S. Schuller	25,000	4.4	9.80	9.80	1/21/2014	154,000	390,267

(1)	Potential gains are reported net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall stock market conditions, as well as the option holder’s continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

Option Exercises and Holdings

The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during fiscal year 2004 and the unexercised options held as of September 30, 2004:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at September 30, 2004		Value of Unexercised In-the-Money- Options at September 30, 2004(2)
Name	Shares Acquired on Exercise (#)	Value Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
William P. Murnane	10,000	$49,200	213,672	149,000	$19,800	$144,750
Thomas Paulson	—	—	49,000	91,000	40,080	94,770
Terry M. Dauenhauer	—	—	—	50,000	—	—
Keith A. Foerster	7,000	24,800	42,200	50,700	—	51,345
Kelly S. Schuller	—	—	39,000	81,000	31,340	81,660

(1)	Represents the difference between the fair market value of the shares on the date of exercise and the exercise price, multiplied by the number of option shares exercised.
(2)	The value of unexercised in-the-money options is calculated by determining the difference between the fair market value of the shares underlying the options at September 30, 2004 and the exercise price of the options, multiplied by the number of options outstanding. Fair market value was determined based on a per share price of $3.935 which was the average of the high and low sale prices for the Company’s common stock on September 30, 2004, the last trading day of the Company’s fiscal year.

Employment Agreements

The Company has employment agreements with Mr. Murnane, Mr. Paulson, Mr. Dauenhauer, Mr. Foerster and Mr. Schuller. Those employment agreements provide, among other things, for those individuals’ employment to continue for a period of 90 days following, and for a lump sum cash severance payment of from 6 to 12 months’ salary in the event of, involuntary termination other than for cause, termination of the Company’s operations due to bankruptcy or insolvency, total disability of the employee, a change in control of the Company or constructive termination of the employee. In general, a “change in control” would occur when there has been any change in the controlling persons reported in the Company’s proxy statements, when 20% or more of the Company’s outstanding voting stock is acquired by any person, when current members of the Board of Directors or their successors elected or nominated by such members cease to constitute a majority of the Board of Directors, when the Company merges or consolidates with or sells substantially all its assets to any person or entity, or when the Company’s stockholders vote to liquidate or dissolve the Company. However, a “change in control” would not occur if any of these events are authorized, approved or recommended by the Board of Directors. The employment agreement also prohibits disclosure of confidential information concerning the Company and requires disclosure of and assignment of inventions, discoveries and other works relating to those individuals’ employment. The employment agreement contains a covenant not to compete with the Company at any time during employment with the Company and for a period of 6 months after employment is terminated. If a change in control had occurred as of the end of fiscal year 2004, the following individuals would have received the approximate payment indicated pursuant to the employment agreements: Mr. Murnane, $150,000; Mr. Paulson, $217,200; Mr. Dauenhauer, $205,000; Mr. Foerster, $82,500; Mr. Schuller, $190,200; and all current executive officers as a group $1,000,900.

Director Compensation

Directors who are not employees of the Company (all directors except Mr. Haley and Mr. Murnane) must select one of two compensation plans prior to their re-election. Each non-employee director selecting the cash payment plan would be paid an annual cash retainer fee of $7,000, $1,000 for each board of directors meeting attended and $500 for each board committee meeting attended. In addition, each non-employee director would receive an automatic grant of options to purchase 1,000 shares of common stock at an exercise price equal to the fair market value of such common stock on the date on which such director is re-elected. Each non-employee director selecting the option compensation plan will receive a grant of options to purchase 10,000 shares of common stock at an exercise price equal to the fair market value of such common stock on the date on which such director is re-elected, but will receive no retainer or meetings fees for that year.

In addition, any non-employee director elected for the first time by the shareholders or the Board of Directors shall receive options to purchase 20,000 shares of common stock at an exercise price equal to the fair market value of such common stock on the date on which such director is elected. These options will be in addition to any other share option grant provided under the 1994 Stock Option Plan. Any director who is first elected during a particular year and not at an annual meeting, shall receive a pro-rata amount of the retainer and meeting fees for the year in which such director is elected. On April 28, 2004, the date of his appointment to the Board, Mr. Ankeny received an option to purchase 20,000 shares of the Company’s common stock at an exercise price of $5.665, the fair market value of a share of common stock on that date, which option vested and became exercisable on the six-month anniversary of the date of grant. On December 8, 2004, the date of his appointment to the Board, Mr. Buhrmaster also received an option to purchase 20,000 shares of the Company’s common stock at an exercise price of $5.56, the fair market value of a share of common stock on that date, which option vests and becomes exercisable on the six-month anniversary of the date of grant.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. The insiders are required by Securities and Exchange Commission (the “Commission”) regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4, and 5.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 2004, all Section 16(a) filing requirements applicable to the Company’s insiders were complied with.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors currently consists of Messrs. Nooyi and Ankeny. The Compensation Committee meets as required and is responsible for setting the salaries, levels of incentive awards, and stock options for the officers and key personnel of the Company.

Compensation Philosophy. The Compensation Committees’ governing philosophy for determining compensation levels is designed to attract and retain the highest quality personnel possible consistent with the Company’s resources and capabilities. Executive compensation is broken into the following components:

1.	Base Salaries. Base salaries for executive management and officers of the Company are intended to be competitive with companies of similar market capitalization and revenue levels. The base salaries are also intended to recognize individual achievements and assist the Company in attracting and retaining qualified executives.

2.	Bonus Program. Cash bonuses are awarded annually as appropriate. The bonus awards are based on both Company and divisional performance with consideration given to the individual’s contribution to the Company’s performance.

3.	Stock Options. Stock options encourage and reward effective management that results in long-term corporate financial success, as measured by stock price appreciation. Stock options only have value for the executive officers if the price of the Company’s stock appreciates in value from the date the options are granted.

Chief Executive Officer Compensation. The salary and bonus of the Chief Executive Officer is set by and subject to the discretion of the Compensation Committee with Board of Directors approval. The compensation for Thomas W. Haley, the Chairman, and William Murnane, the President and Chief Executive Officer, was determined by using a process and philosophy similar to that used for all executives. Neither Mr. Haley nor Mr. Murnane received a cash bonus for fiscal year 2004.

SUBMITTED BY THE COMPENSATION COMMITTEE
OF THE COMPANY’S BOARD OF DIRECTORS

Raj K. Nooyi (Chair)	Philip D. Ankeny

The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the “1933 Act”) or the Securities Exchange Act of 1934 (the “1934 Act”), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

AUDIT COMMITTEE REPORT

At the time the discussions and recommendations disclosed in this report were made by the Audit Committee of the Board of Directors, the Audit Committee was comprised of Messrs. Ankeny and Nooyi. Mr. Buhrmaster joined the Audit Committee on December 8, 2004 and as such, did not join in this report. In accordance with its Charter, the Audit Committee reviewed and discussed the audited financial statements with management and Grant Thornton LLP, the Company’s independent accountants. The discussions with Grant Thornton LLP also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

Grant Thornton LLP provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This information was discussed with Grant Thornton LLP.

Based on the discussions with management and Grant Thornton LLP, the Audit Committee’s review of the representations of management and the report of Grant Thornton LLP, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2004, filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF THE COMPANY’S BOARD OF DIRECTORS

Philip D. Ankeny (Chair)	Raj K. Nooyi

The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the “1933 Act”) or the Securities Exchange Act of 1934 (the “1934 Act”), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

Certain Relationships and Related Transactions

The Company had an employment agreement with Mr. Vasu Velayuthan, the Company’s former Vice President, Asia Operations, pursuant to which he was paid $139,445 at the time of his termination as an employee of the Company in July 2004.

PERFORMANCE GRAPH

The graph below sets forth a comparison of the cumulative shareholder return of the Company’s common stock over the last five fiscal years with the cumulative total return over the same periods for the Nasdaq Stock Market (U.S. and Foreign Companies) Index and the Nasdaq Electronic Components Index. The graph compares the cumulative total return of the Company’s common stock as of the end of each of the Company’s last five fiscal years on $100 invested as of September 30, 1999, assuming the reinvestment of all dividends:

	1999	2000	2001	2002	2003	2004
Innovex, Inc.	$100.00	152.03	15.51	26.22	111.03	45.42
Nasdaq Electronic Components	100.00	175.87	49.70	33.15	64.00	53.99
Nasdaq Stock Market	100.00	134.01	54.32	42.68	65.50	69.61

APPROVAL OF INDEPENDENT AUDITORS
(Proposal 2)

Grant Thornton LLP has been reappointed by the Audit Committee as the Company’s auditors for the current year. Although shareholder approval is not required, it is the policy of the Board of Directors to request shareholder ratification of the appointment or reappointment of auditors.

The Board of Directors recommends that the shareholders vote “for” the proposal to approve the reappointment of Grant Thornton LLP, and the endorsed proxy will be so voted unless a contrary vote is indicated. In the event the reappointment of Grant Thornton LLP should not be approved by the shareholders, the Audit Committee will make another appointment to be effective at the earliest possible time.

Grant Thornton LLP, independent certified public accountants, served as independent accountants of the Company for the fiscal year ended September 30, 2004. The Company’s Audit Committee has selected Grant Thornton LLP to serve as the Company’s auditors for the year ended September 30, 2005.

Representatives of Grant Thornton LLP will be in attendance at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they desire to do so. In addition, representatives will be available to respond to appropriate questions.

Approval of Proposal 2: Appointment of Grant Thornton LLP requires the affirmative vote of the holders of a greater of: (a) a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on Proposal 2 or (b) a majority of the voting power of the minimum number of shares that would constitute a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS.

Fees of Independent Public Accountants

The following is an explanation of the fees billed to the Company by Grant Thornton LLP for professional services rendered during the fiscal years ended September 30, 2004 and September 30, 2003, which totaled $138,223 and $164,579, respectively.

Audit Fees

The aggregate fees billed to the Company for professional services related to the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Form 10-Q, or other services normally provided by Grant Thornton LLP in connection with statutory and regulatory filings or engagements for the fiscal years ended September 30, 2004 and September 30, 2003 totaled $107,523 and $102,456, respectively.

Audit-Related Fees

There were no aggregate fees billed to the Company for professional services for assurance and related services by Grant Thornton LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above under “Audit Fees,” including statutory filings and accounting consultations, for the fiscal years ended September 30, 2004 and September 30, 2003.

Tax Fees

The aggregate fees billed to the Company by Grant Thornton LLP for professional services related to tax compliance, tax advice, and tax planning, for the fiscal years ended September 30, 2004 and September 30, 2003 totaled $25,700 and $23,872, respectively.

All Other Fees

The aggregate fees billed to the Company by Grant Thornton LLP for professional services or products not previously disclosed for the fiscal years ended September 30, 2004 and September 30, 2003, including pension plan audits and registration statement filings, totaled $7,500 and $38,250, respectively.

Audit Committee Pre-Approval Procedures

The Company has adopted pre-approval policies and procedures for the Audit Committee that require the Audit Committee to pre-approve all audit and all permitted non-audit engagements and services (including the fees and terms thereof) by the independent auditors, except that the Audit Committee may delegate the authority to pre-approve any engagement or service less than $10,000 to one of its members, but requires that the member report such pre-approval at the next full Audit Committee meeting. The Audit Committee may not delegate its pre-approval authority for any services rendered by the Company’s independent auditors relating to internal controls. These pre-approval policies and procedures prohibit delegation of the Audit Committee’s responsibilities to Company management. Under the policies and procedures, the Audit Committee may pre-approve specifically described categories of services which are expected to be conducted over the subsequent twelve months on its own volition, or upon application by management or the independent auditor.

All of the services described above for fiscal year 2004 were pre-approved by the Audit Committee or a member of the Committee before Grant Thornton LLP was engaged to render the services.

SHAREHOLDER PROPOSALS

Any shareholder desiring to submit a proposal for action at the 2006 Annual Meeting of Shareholders to be held on or about January 20, 2006 and presentation in the Company’s proxy statement with respect to such meeting should arrange for such proposal to be delivered to the Company’s offices, 5540 Pioneer Creek Drive, Maple Plain, MN 55359, addressed to Thomas W. Haley, no later than September 22, 2005 in order to be considered for inclusion in the Company’s proxy statement relating to the meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the 1934 Act, rules and regulations of the Commission and other laws and regulations to which interested persons should refer.

Pursuant to Rule 14a-4(c)(1) of the 1934 Act, if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year’s proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. With respect to the Company’s 2006 Annual Meeting of Shareholders, if the Company is not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in the Company’s proxy statement, by October 31, 2005, the Company will be allowed to use its voting authority as described above.

GENERAL

The Board of Directors of the Company knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be properly presented. The Annual Report of the Company for the past fiscal year is enclosed herewith and contains the Company’s financial statements for the fiscal year ended September 30, 2004. A copy of Form 10-K, the annual report filed by the Company with the Commission, will be furnished without charge to any shareholder who requests it in writing from the Company at the address noted on the first page of this Proxy Statement.

By Order of the Board of Directors,

Thomas W. Haley,
Chairman of the Board

APPENDIX A

INNOVEX, INC.
AUDIT COMMITTEE CHARTER

Responsibilities and Authority

The Audit Committee reports to the Board of Directors. Its primary focus is to assist the Board in fulfilling its responsibilities to shareholders related to financial accounting and reporting, the system of internal controls established by management, the adequacy of auditing relative to these activities and the independence and performance of the Company’s independent accountants. The Committee is granted the authority to investigate any activity of the Company and it is empowered to retain, at the Company’s expense, special legal, accounting or other consultants or experts as necessary to assist the Committee in fulfilling its responsibilities. In addition, the Committee will perform such other functions as assigned by law, the Company’s Bylaws or the Board of Directors.

Membership

The Committee shall be composed of not less than three members, appointed annually by the Board. The Committee shall be composed of directors who are independent, as defined by the Securities and Exchange Commission and The Nasdaq Stock Market, are non-executive directors and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee member. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

The Board of Directors appoints members of the Committee. If the Board does not designate a Committee Chairperson, the Committee members may designate a Chairperson by majority vote.

Meetings

The Committee shall meet at least four times a year. The agenda of each meeting will generally be prepared by the Chief Financial Officer or equivalent (“Finance Officer”), with input from the Committee Chairman prior to the meeting date. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary. The Committee will meet privately in executive session with management, the independent accountants, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

Specific Duties

Relationship with Independent Accountant

•	The independent accountant is accountable to the Audit Committee. The Audit Committee shall provide for an open avenue of communications between the independent accountant and the Board and, at least once annually, meet with the independent accountants in private session.

•	The Audit Committee shall exercise the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountant.

•	The Committee shall receive, on an at least annual basis, a written statement from the independent accountant detailing all relationships between the independent accountant and the Company, and discuss such relationships with the independent accountant, consistent with requirements of the Independence Standards Board.

•	The Committee shall review and approve all audit and non-audit services to be performed by the independent accountants services. The Audit Committee shall also review and approve all fees and other compensation to be paid to the independent accountants.

•	Review with the independent accountants (1) the proposed scope of their examination with emphasis on accounting and financial areas where the Committee, the accountants or management believe special attention should be directed; (2) results of their audit, including their opinion on the financial statements and the independent accountant’s judgment on the quality, not just the acceptability, of the Company’s accounting principles as applied in the financial statements; (3) their evaluation of the adequacy of the system of internal controls; (4) significant disputes, if any, with management; and (5) cooperation received from management in the conduct of the audit.

•	Prior to releasing year-end earnings, discuss the results of the audit with the independent accountants. Discuss certain matters required to be communicated to Audit Committee in accordance with AICPA SAS 61.

•	Receive reports directly from independent accountants and resolve any disagreements between management and the independent accountants regarding financial reporting.

Relationship with the Accounting Department

•	The Finance Officer is accountable to the Audit Committee. The Audit Committee shall provide for an open avenue of communication between the Accounting Department and the Board and, at least once annually, meet with the Finance Officer in private session.

•	Review and concur in the appointment, replacement, reassignment or dismissal of the Finance Officer and review his/her independence from management.

•	Review the Accounting Department’s mission, objectives and resources and its annual plan, including its coordination with the independent accountants.

•	Review the results of the Internal Audit activities and its evaluation of the system of internal controls and discuss with the Finance Officer any difficulties encountered in the course of audits, including any restrictions on the scope of work or access to required information.

Relationship with Management

•	Before publication, review the quarterly and annual financial statements and related footnotes with both management and the independent accountant.

•	Review with management and the independent accountants, based on reports required from the independent accountants: (1) all critical accounting policies and practices to be used; (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, (3) ramifications of the use of such alternative disclosures and treatments; and (4) other material written communications between the independent accountants and management. Participate in the selection and development of significant accounting estimates.

•	Review significant accounting, reporting, regulatory or industry developments affecting the Company.

•	Require management to maintain a review system to promote compliance with applicable governmental rules and regulations relating to the Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public. Receive reports regarding the Company’s system of internal controls and disclosure controls and procedures.

Ethical and Legal Compliance

•	Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters; and (b) the submission by employees of concerns on a confidential and anonymous basis regarding accounting and auditing matters.

•	Periodically review, with management and the Finance Officer, programs established to monitor compliance with the Company’s ethics policy or any other code of corporate conduct required by The Nasdaq Stock Market or the Securities and Exchange Commission (collectively, the “Code”) and ensure that management has the proper review system in place to ensure that the Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements. Grant waivers to senior officers and directors from such Code, or provide any consent required under the Code, when appropriate and in the best interest of the Company.

•	Review with the Company’s counsel any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies. Receive reports from the Company’s legal counsel regarding any dispute, litigation, regulatory matter or proceeding or any material violation of securities laws or breach of fiduciary duty or similar violation by the Company or any agent of the Company.

Other

•	Recommend to the Company’s Board of Directors the inclusion of the audited financial statements in the Company’s annual report. Review and comment on the Company’s annual report to shareholders, annual report on Form 10-K, and quarterly reports on Form 10-Q.

•	Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with regulations of the Securities and Exchange Commission.

•	Review and approve all transactions to which the Company is a party and in which any of the Company’s officers, directors or 5% or greater shareholders or any “affiliate” of any of these persons has a direct or indirect material interest; except that the Audit Committee shall not be responsible for matters relating to the employment of the Company’s officers or the compensation of the Company’s officers or directors.

•	Discuss with management, the independent accountant and the Finance Officer any issues regarding significant risks or exposures and assess the steps management has taken to minimize such risk.

•	Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company’s annual proxy statement.

INNOVEX, INC. 5540 PIONEER CREEK DRIVE MAPLE PLAIN, MINNESOTA 55359	VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Innovex, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	INOVX1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INNOVEX, INC.

1. ELECTION OF DIRECTORS:			For All	Withhold All	For All Except	To withold authority to vote for any individual nominee(s), mark "For All Except" and write the nominee's number on the line below.

	01) Philip D. Ankeny 02) Robert C. Buhrmaster 03) Thomas W. Haley 04) William P. Murnane 05) Raj Nooyi		0	0	0

Vote on Proposal							For	Against	Abstain

2.	PROPOSAL TO RATIFY APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.						0	0	0

3.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS COMING BEFORE THE MEETING.

	THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS (1) AND (2) IN ACCORDANCE WITH THE SPECIFICATIONS MADE AND "FOR" SUCH PROPOSAL IF THERE IS NO SPECIFICATION.

Please sign name(s) exactly as shown above.
When signing as executor, administrator, trustee
or guardian, give full title as such; when shares
have been issued in names of two or more
persons, all should sign.

Signature [PLEASE SIGN WITHIN BOX]		Date	Signature (Joint Owners)			Date

INNOVEX, INC. PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 18, 2005

        The undersigned hereby appoints Thomas W. Haley and William P. Murnane, or either of them, as proxies with full power of substitution to vote all shares of stock of Innovex, Inc. of record in the name of the undersigned at the close of business on December 1, 2004, at the Annual Meeting of Shareholders to be held in Maple Plain, Minnesota on January 18, 2005, or at any adjournment or adjournments thereof, hereby revoking all former proxies.

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